EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT (1) (2) (3)

The subsidiary companies of The Goodyear Tire & Rubber Company at December 31, 2015, and the places of incorporation or organization thereof, are:

NAME OF SUBSIDIARY ---------------------------------	PLACE OF INCORPORATION OR ORGANIZATION ------------------------------
UNITED STATES
Celeron Corporation	Delaware
Divested Atomic Corporation	Delaware
Divested Companies Holding Company	Delaware
Divested Litchfield Park Properties, Inc.	Arizona
Goodyear Export Inc.	Delaware
Goodyear Farms, Inc.	Arizona
Goodyear International Corporation	Delaware
+Goodyear-SRI Global Purchasing Company	Ohio
+Goodyear-SRI Global Technologies LLC	Ohio
Goodyear Western Hemisphere Corporation	Delaware
Laurelwood Properties Inc.	Delaware
Retreading L Inc.	Delaware
Retreading L, Inc. of Oregon	Oregon
T&WA, Inc.	Kentucky
Wingfoot Commercial Tire Systems, LLC	Ohio
Wingfoot Corporation	Delaware

NAME OF SUBSIDIARY ---------------------------------	PLACE OF INCORPORATION OR ORGANIZATION ------------------------------
INTERNATIONAL
C.A. Goodyear de Venezuela	Venezuela
+Compania Goodyear del Peru, S.A.	Peru
Compania Goodyear S. de R.L. de C.V.	Mexico
Corporacion Industrial Mercurio S.A. de C.V.	Mexico
+DNA (Housemarks) Limited	England
Dunglaide Limited	England
Dunlop Grund und Service Verwaltungs GmbH	Germany
Dunlop Tyres (Executive Pension Trustee) Limited	England
Dunlop Tyres Limited	England
GD Handelssysteme GmbH	Germany
GD Versicherungsservice GmbH	Germany
G.I.E. Goodyear Mireval	France
Goodyear Australia Pty Limited	Australia
Goodyear Canada Inc.	Canada
Goodyear Dalian Tire Company Ltd.	China
Goodyear de Chile S.A.I.C.	Chile
Goodyear de Colombia S.A.	Colombia
Goodyear do Brasil Produtos de Borracha Ltda	Brazil
Goodyear & Dunlop Tyres (Australia) Pty Ltd	Australia
Goodyear & Dunlop Tyres (NZ) Limited	New Zealand
Goodyear Dunlop Sava Tires d.o.o.	Slovenia
Goodyear Dunlop Tires Amiens Sud SAS	France
Goodyear Dunlop Tires Austria GmbH	Austria
Goodyear Dunlop Tires Baltic OU	Estonia
Goodyear Dunlop Tires Belgium N.V.	Belgium
Goodyear Dunlop Tires Czech s.r.o.	Czech Republic
Goodyear Dunlop Tires Danmark A/S	Denmark
Goodyear Dunlop Tires Espana S.A.	Spain
Goodyear Dunlop Tires Europe B.V.	Netherlands
Goodyear Dunlop Tires Finland OY	Finland
Goodyear Dunlop Tires France	France
Goodyear Dunlop Tires Germany GmbH	Germany
Goodyear Dunlop Tires Hellas S.A.I.C.	Greece
Goodyear Dunlop Tires Hungary Ltd.	Hungary
Goodyear Dunlop Tires Ireland Ltd	Ireland
Goodyear Dunlop Tires Ireland (Pension Trustees) Limited	Ireland
Goodyear Dunlop Tires Italia SpA	Italy
Goodyear Dunlop Tires Norge A/S	Norway
Goodyear Dunlop Tires Operations S.A.	Luxembourg
+Goodyear Dunlop Tires Operations Romania S.r.L.	Romania
Goodyear Dunlop Tires Polska Sp. z.o.o.	Poland

NAME OF SUBSIDIARY ---------------------------------	PLACE OF INCORPORATION OR ORGANIZATION ------------------------------
Goodyear Dunlop Tires Portugal Unipessoal, Ltda	Portugal
Goodyear Dunlop Tires Romania S.r.L.	Romania
Goodyear Dunlop Tires Slovakia s.r.o.	Slovakia
Goodyear Dunlop Tires Suisse S.A.	Switzerland
Goodyear Dunlop Tires Sverige A.B.	Sweden
Goodyear Dunlop Tires Ukraine	Ukraine
Goodyear Dunlop Tyres UK Ltd	England
Goodyear Dunlop Tyres UK (Pension Trustees) Limited	England
Goodyear Earthmover Pty Ltd	Australia
Goodyear EEMEA Financial Services Center Sp. z.o.o.	Poland
+Goodyear India Ltd	India
Goodyear Industrial Rubber Products Ltd	England
Goodyear Italiana S.p.A.	Italy
+Goodyear Jamaica Limited	Jamaica
Goodyear Korea Company	South Korea
+Goodyear Lastikleri TAS	Turkey
+Goodyear Malaysia Berhad	Malaysia
+Goodyear Marketing & Sales Sdn. Bhd.	Malaysia
Goodyear Maroc S.A.	Morocco
Goodyear Middle East FZE	Dubai
Goodyear Nederland B.V.	Netherlands
Goodyear Orient Company Private Limited	Singapore
+Goodyear Philippines, Inc.	Philippines
Goodyear Regional Business Services Inc.	Philippines
Goodyear Russia LLC	Russia
Goodyear S.A.	Luxembourg
Goodyear Servicios y Asistencia Tecnica S. de R.L. de C.V.	Mexico
Goodyear Servicios Comerciales S. de R.L. de C.V.	Mexico
Goodyear-SLP, S. de R.L. de C.V.	Mexico
Goodyear South Africa (Pty) Ltd	South Africa
Goodyear South Asia Tyres Private Limited	India
+Goodyear SRI Global Purchasing Yugen Kaisha	Japan
+Goodyear Taiwan Limited	Taiwan
+Goodyear (Thailand) Public Company Limited	Thailand
Goodyear Tire Management Company (Shanghai) Ltd.	China
Goodyear Tyre and Rubber Holdings (Pty) Ltd	South Africa
Goodyear Tyres Pty Ltd	Australia
Goodyear Tyres Vietnam LLC	Vietnam
Goodyear Wingfoot Kabushiki Kaisha	Japan
GY Tire Kitakanto Kabushiki Kaisha	Japan
Hi-Q Automotive (Pty) Ltd	South Africa
+Holding Rhodanienne du Pneumatique – HRP	France

NAME OF SUBSIDIARY ---------------------------------	PLACE OF INCORPORATION OR ORGANIZATION ------------------------------
Kabushiki Kaisha Goodyear Aviation Japan	Japan
Kabushiki Kaisha Tohoku GY	Japan
Kelly-Springfield Tyre Company Ltd	England
Kettering Tyres Ltd	England
Luxembourg Mounting Center S.A.	Luxembourg
Motorway Tyres and Accessories (UK) Limited	England
Neumaticos Goodyear S.r.L.	Argentina
Nippon Giant Tyre Kabushiki Kaisha	Japan
Nippon Goodyear Ltd	Japan
O.T.R. International NZ Limited	New Zealand
Property Leasing Sarl	Luxembourg
+P.T. Goodyear Indonesia Tbk	Indonesia
Rossal No 103 (Pty) Ltd	South Africa
SACRT Trading Pty Ltd	Australia
+Safe-T-Tyre & Exhaust (Pty) Ltd	Lesotho
+Sandton Wheel Engineering (Pty) Limited	South Africa
Sava Trade d.o.o.	Croatia
Servicios y Montajes Eagle S. de R.L. de C.V.	Mexico
+SDP-Savoisienne de distribution de Pneumatique	France
SP Brand Holding EEIG	Belgium
+SSR-Pneu Savoyard	France
+Tire Company Debica S.A.	Poland
Tredcor (Kenya) Limited	Kenya
Tredcor Limited (Malawi)	Malawi
Tren Tyre Holdings (Pty) Ltd	South Africa
+Trentyre (Lesotho) (Pty) Ltd	Lesotho
+Trentyre (Pty) Ltd	South Africa
Trentyre Uganda Limited	Uganda
Tyre Services Great Britain Limited	England
+Vulco Developpement	France
+Vulco Truck Services	France
Wingfoot Australia Partner Pty Ltd	Australia
Wingfoot Insurance Company Limited	Bermuda
Wingfoot Mold Leasing Company	Canada
4 Fleet Group GmbH	Germany

(1)
Each of the subsidiaries named in the foregoing list conducts its business under its corporate name and, in a few instances, under a shortened form of its corporate name or in combination with a trade name.

(2)
Each of the subsidiaries named in the foregoing list is directly or indirectly wholly-owned by the Registrant, except that in respect of each of the following subsidiaries (marked by a plus preceding its name) Registrant directly or indirectly owns the indicated percentage of such subsidiary’s equity capital: Compania Goodyear del Peru, S.A., 78.05%; DNA (Housemarks) Limited, 98%; Goodyear Dunlop Tires Operations Romania S.r.L., 99.9%; Goodyear India Ltd., 74%; Goodyear Jamaica Limited, 60%; Goodyear Lastikleri TAS, 74.60%; Goodyear Malaysia Berhad, 51%; Goodyear Marketing & Sales Sdn. Bhd., 51%; Goodyear Philippines, Inc., 88.54%; Goodyear-SRI Global Purchasing Company, 80%; Goodyear SRI Global Purchasing Yugen Kaisha, 80%; Goodyear-SRI Global Technologies LLC,

51%; Goodyear Taiwan Limited, 94.22%; Goodyear (Thailand) Public Company Limited, 66.79%; Holding Rhodanienne du Pneumatique-HRP, 99.99%; P.T. Goodyear Indonesia Tbk, 85%; Safe-T-Tyre & Exhaust (Pty) Ltd., 69.93%; Sandton Wheel Engineering (Pty) Limited, 69.93%; SDP-Savoisienne de distribution de Pneumatique, 99.99%; SSR-Pneu Savoyard, 99.99%; Tire Company Debica S.A., 81.40%; Trentyre (Lesotho) (Pty) Ltd, 69.93%; Trentyre (Pty) Ltd, 69.93%; Vulco Developpement, 99.99% and Vulco Truck Services, 99.99%.

(3)	Except for C.A. Goodyear de Venezuela and Wingfoot Corporation, at December 31, 2015, the Registrant did not have any majority owned subsidiaries that were not consolidated.